Exhibit 10.1

AMENDMENT NO. 1 TO
NITROMED, INC.
EXECUTIVE SEVERANCE BENEFIT PLAN

Pursuant to Section IX, Clause 7 of the NitroMed, Inc. Executive Severance Benefit Plan (the “Plan”), the Plan be, and hereby is, amended as set forth below.  Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Plan.

1.             Section III, Clause 1 of the Plan is hereby deleted in its entirety and the following is substituted in its place:

“1.                                 salary continuation at the Participant’s base rate of pay (as in effect immediately prior to termination, exclusive of any bonuses, commissions, overtime pay, or other extra forms of compensation and less applicable taxes and withholdings) (the “Severance Pay”); provided that, if the Company determines it necessary in order to ensure compliance with Section 409A, the Severance Pay may be paid in a lump sum; and”

2.             Clause 2 of Schedule A to the Plan is hereby deleted in its entirety and the following is substituted in its place:

“2.           Executives who have been designated at the level of Vice President or higher by the NitroMed Board of Directors or its Compensation Committee shall be provided salary continuation and contributions to the cost of COBRA coverage pursuant to Section III of the Plan, and subject to the terms of the Plan, for a period of six (6) months from a covered termination of employment.  If such an executive remains unemployed throughout and at the conclusion of the initial six month period referenced in the preceding sentence, such executive shall be provided salary continuation and contributions to the cost of COBRA coverage pursuant to Section III of the Plan, and subject to the terms of the Plan, for up to an additional period of six (6) months; provided, however, that if at any time during such additional six month period such executive becomes reemployed with another employer in a comparable position, the benefits provided pursuant to this paragraph shall terminate immediately.”

3.             Except as herein provided, all other terms and conditions of the Plan remain unchanged and in full force and effect.

NITROMED, INC.

By:	/s/ Kenneth M. Bate
Name:	Kenneth M. Bate
Title:	Chief Financial Officer, Chief Operating Officer,
Treasurer and Secretary